Exhibit 10.1

AMENDMENT No. 2

TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDMENT (this “Amendment”), dated and effective as of September 11, 2009, is made by and among Genpact Limited (the “Company”), Genpact Investment Co (Lux) Sicar S.A.R.L. (“GICo”), WIH Holdings (“WIH”), GE Capital International (Mauritius) (“GECIM”) and GE Capital (Mauritius) Holdings Ltd. (“GECM” and together with GECIM, “GE”, and together with GICo and WIH, the “Shareholders”).

W I T N E S S E T H:

WHEREAS, the undersigned are parties to that certain Amended and Restated Shareholders Agreement, dated as of August 7, 2007 (as amended from time to time, the “Shareholders Agreement”);

WHEREAS, the parties hereto desire to amend the Shareholders Agreement to clarify that the terms and provisions of Section 3.04 do not apply to WIH, and make other technical corrections to Section 3.04.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms.  Capitalized terms not otherwise defined in this Amendment shall have the meaning specified in the Shareholders Agreement.

2. Amendment to Section 3.04 “Right of First Refusal”.  From and after the date hereof, Section 3.04 of the Shareholders Agreement is deleted in its entirety and replaced with the following:

“SECTION 3.04.    Right of First Refusal.

(a)   If, prior to the fifth anniversary of the Effective Date, GE desires to Transfer all or any portion of its Common Shares (the “Offered Securities”) to any Person (x) other than to a Permitted Transferee or (y) other than pursuant to clauses (i) or (ii) of the definition of Exempt Transfer, then GE shall first offer such Offered Securities to GICo by promptly providing written notice (the “Offering Notice”) to GICo indicating (A) the number of Offered Securities proposed to be Transferred and (B) the proposed purchase price per Common Share and the other material terms and conditions of the proposed Transfer; provided, however, that (x) GE shall only be entitled to deliver an Offering Notice (and one (1) additional Offering Notice which constitutes a Reoffer Notice as provided in Section 3.04(c)) once in any consecutive twelve (12) month period (measured from the date of the initial Offering Notice) and (y) GE shall not be entitled to deliver an Offering Notice at any time when another Offering Notice or Reoffer Notice provided by GE is outstanding.

(b)   GICo (and/or one (1) or more GICo Designees) may elect to exercise GICo’s rights pursuant to this Section 3.04 by delivering written notice to GE within thirty (30) days after its receipt of the Offering Notice (“Option Period”). Notwithstanding anything to the contrary contained in this Section 3.04, GICo (and/or one (1) or more GICo Designees) may only elect to purchase all, but not less than all, of the Offered Securities pursuant to this Section 3.04.  The failure of GICo to respond to GE within the Option Period shall be deemed to be a waiver of GICo’s rights under this Section 3.04.

(c)   If GICo (and/or one (1) or more GICo Designees) does not elect to purchase all, but not less than all, of the Offered Securities, then GE may sell all, but not less than all, of the Offered Securities to any Person on terms and conditions not more favorable, in the aggregate, to the transferee than those set forth in the Offering Notice, and in any event at the same price set forth in the Offering Notice (except that GE may sell the Offered Securities for a higher price or on other terms more favorable to GE); provided, however, that such sale (A) is bona fide, (B) is made solely for cash consideration or Marketable Securities that satisfy the Liquidity Requirements, or both, and does not involve any other consideration, agreements, arrangements or understandings between or among GE or its Affiliates and any proposed transferee or its Affiliates with respect to the GE Master Services Agreement or otherwise and (C) is completed within one hundred and eighty (180) days after the expiration of the Option Period or such earlier date upon which GICo shall have delivered written notice that it does not intend to exercise its right to purchase the Offered Securities (the “Outside Date”). Any Marketable Securities issued as consideration for the Offered Securities shall be deemed, for purposes of this Section 3.04, to have a value equal to the Market Price of such Marketable Securities.  If such sale is not consummated on or prior to the Outside Date for any reason, then the restrictions provided for in this Section 3.04 shall again become effective and no Transfer of such Offered Securities may be made thereafter by GE without again offering the same to GICo in accordance with this Section 3.04; provided, however, that, in the event that, prior to the Outside Date with respect to any Offering Notice, GE issues a separate Offering Notice (“Reoffer Notice”) with respect to the same Offered Securities on terms and conditions that are more favorable, in the aggregate, to a proposed purchaser than those set forth in the original Offering Notice, then the Option Period for such Reoffer Notice shall be thirty (30) days after GICo’s receipt of such new Reoffer Notice and the Outside Date shall be extended an additional thirty (30) days.

(d)   After the fifth anniversary of the Effective Date, none of the Common Shares held by GE or its Permitted Transferees will be subject to any restrictions on Transfer contained in this Agreement other than Section 3.03.”

3. Effect of this Amendment; Modification.  Except as modified hereby, the Shareholders Agreement shall remain unmodified and in full force and effect.

4. Entire Agreement.  The Shareholders Agreement and this Amendment contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings respect hereto.

5. Counterparts.  This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

6. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized representatives as of the day and year first above written.

GENPACT LIMITED

By:	/s/ Victor Guaglianone

Printed Name:	Victor Guaglianone

Title:	SVP & General Counsel

GENPACT INVESTMENT CO (LUX) SICAR S.A.R.L

By:	/s/ John Monsky

Printed Name:	John Monsky

Title:	Vice President

WIH HOLDINGS

By:	/s/ Shannon K. Woody

Printed Name:	Shannon K. Woody

Title:	Senior Vice President

GE CAPITAL INTERNATIONAL (MAURITIUS)

By:	/s/ Mark S. Barber

Printed Name:	Mark S. Barber

Title:	Director

GE CAPITAL (MAURITIUS) HOLDINGS LTD.

By:	/s/ Mark S. Barber

Printed Name:	Mark S. Barber

Title:	Director